UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2013

NUVILEX, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-68008	62-1772151
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12510 Prosperity Drive, Suite 310 Silver Spring, Maryland	20904-1643
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (877) 598-7616

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective June 25, 2013, the Company entered into a Licensing Agreement (“Licensing Agreement”) with Austrianova Singapore Pte. Ltd. (“Austrianova Singapore”) pursuant to which the Company acquired the exclusive, worldwide license to use the: (i) cellulose-based, live-cell encapsulation technology of Austrianova Singapore for the treatment of diabetes; and (ii) “Cell-In-A-Box” trademark of Austrianova Singapore. Pursuant to the Licensing Agreement, the Company is required to pay $1.0 million to Austrianova Singapore on October 31, 2013. A second payment of $1.0 million is required to be paid to Austrianova Singapore on April 30, 2014.

On October 30, 2013, the Company made the first required payment of $1.0 million to Austrianova Singapore.

Item 8.01 Other Events.

On November 7, 2013, the Company issued a press release announcing that it had made the first required payment to Austrianova Singapore under the Licensing Agreement. A copy of the press release is attached hereto and incorporated by this reference as Exhibit 99.1.

Item 9.01 Exhibits.

          99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuvilex, Inc.

Date: December 2, 2013

/s/ Kenneth L. Waggoner

Kenneth L. Waggoner

Chief Executive Officer